UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia	25702-9694
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Disposition of Assets

On May 14, 2013 an auction was held at the Registrant’s ST Pipeline offices to liquidate the fixed assets of ST Pipeline.  The auction is part of the Registrant’s ongoing restructuring efforts. This sale also satisfies one of the covenants of the forbearance extension previously disclosed.   Please see our March 31, 2013 Form 10-Q for more details on the forbearance extension.  To the Registrant’s knowledge, the purchasers of ST Pipeline’s fixed assets did not have any material relationship with the Registrant.  The gross proceeds from the sale was eight and one half ($8,500,000) million dollars.  We had forecasted sale proceeds to be between eight (8) and ten (10) million dollars.   Primarily, all net proceeds will go to reduce our outstanding debt with our banking group.  Net proceeds will be approximately seven and one half ($7,500,000) million dollars.  Our bank debt at April 30, 2013 was approximately twenty-four and one half ($24,500,000) million dollars.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: May 20, 2013	By: /s/ Larry Blount
Larry Blount
Chief Financial Officer